Exhibit 13.1 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Petróleos Mexicanos (the “Company”), a state- owned public company of the Federal Government of the United Mexican States, does hereby certify, to such officer’s knowledge, that: The Annual Report on Form 20-F of the Company for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on April 30, 2026, as amended by Amendment No. 1 filed on July 13, 2026 and Amendment No. 2 filed on the date hereof (the “Form 20-F”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: July 23, 2026 By: /s/ Juan Carlos Carpio Fragoso Name: Juan Carlos Carpio Fragoso Title: Chief Executive Officer Date: July 23, 2026 By: /s/ Elizabeth Gonzalez Garduño Name: Elizabeth Gonzalez Garduño Title: Chief Financial Officer